[News Release on Cardinal Letterhead]

Cardinal Energy Retains International Law Firm of Maalouf Ashford & Talbot, LLP

Nation’s Top Securities Law Firm Will Represent Cardinal in SEC Matters

DUBLIN, OH -- (Marketwired – Jan. 1, 2014) - Cardinal Energy Group, Inc. (OTCQB: CEGX) announces the engagement of international law firm Maalouf Ashford & Talbot, LLP of New York to act as the Company’s securities law counsel in addition to the Firm acting as the Company’s Oil and Gas counsel, Corporate and Finance counsel and Regulatory counsel.

The Firm serves its global clientele from its offices in New York, London, Hong Kong, Shanghai, Riyadh, Sao Paulo and Beirut. Maalouf Ashford & Talbot has been named "Oil & Gas Law Firm of the Year" in the United States for the past 4 years in a row.  In addition, Maalouf Ashford has been named “Law Firm of the Year” for 2013 in 6 different countries and in 25 categories including:

In the United States

International Trade & Finance Law Firm of the Year
Banking & Finance Law Firm of the Year
M&A Law Firm of the Year
Corporate Law Firm of the Year
Energy, Oil & Gas Law Firm of the Year
Private Equity Law Firm of the Year
Capital Markets Law Firm of the Year
Shipping & Maritime Law Firm of the Year
Islamic Finance Law Firm of the Year
Tax Law Firm of the Year
Full Service Law Firm of the Year

In the Kingdom of Saudi Arabia

Overseas Oil & Gas Law Firm of the Year
Overseas M&A Law Firm of the Year
Overseas Corporate Law Firm of the Year

In China

Overseas M&A Law Firm of the Year
Overseas Banking & Finance Law Firm of the Year
Overseas Corporate Law Firm of the Year

In Lebanon

Overseas Oil & Gas Law Firm of the Year
Overseas Banking & Finance Law Firm of the Year
Overseas Corporate Law Firm of the Year

In Brazil

Overseas Oil & Gas Law Firm of the Year
Overseas M&A Law Firm of the Year
Overseas Corporate Law Firm of the Year

In the United Kingdom

Overseas International Finance Law Firm of the Year
Overseas M&A Law Firm of the Year

Timothy Crawford, CEO of Cardinal comments, "This engagement with Maalouf Ashford & Talbot is another key to building Cardinal into a major independent oil and gas producer.  In addition to Maalouf Ashford & Talbot representing Cardinal in connection with our Oil & Gas matters, Corporate & Financial transactions and Regulatory issues, their expertise insures that Cardinal will have major legal representation as related to our SEC law matters.

As we continue to develop our numerous acquisition targets, it is good to know that we can confidently hand-off all of our legal, transactional and regulatory matters to this expert firm to expedite our acquisition process moving forward into 2014."

John J. Maalouf, Senior Partner of Maalouf Ashford & Talbot, LLP comments, I’m very pleased to be working alongside such a talented group of oil & gas professionals and look forward to representing Cardinal as it continues to grow its oil & gas operations.

About Cardinal Energy Group, Inc.

Cardinal Energy Group, Inc. is an American company that produces American oil and natural gas. The Company is based in Dublin, Ohio. Cardinal focuses on known formations that have significant proven reserves remaining that can be produced economically. Cardinal targets fields with wells that may need remediation due to neglect or undercapitalization. The prospect must offer a strong up-side for production. The upside we seek in a prospect is twofold -- it must have the potential be restarted or have its current production increased using newer technology and remediation methods; it must also have additional lease acreage which can be further developed by completing development wells adjacent to existing producing wells. Cardinal exploits these undervalued assets by acquiring a majority working interest in the prospect and then applies the Company's calculated development plan. Cardinal also seeks acquisitions of over-leveraged companies when there is a clear upside from their purchase based on strong commodity prices. The Company operates throughout the Continental United States. More information on Cardinal Energy Group, Inc. is available at www.cardinalenergygroup.com.

Forward Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Cardinal Energy Group, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our ability to obtain financing and close on the acquisition of the oil and gas leases and property, our beliefs concerning our ability to increase the rate of oil and gas production, and the expected demand, pricing and operating results for our oil and gas operations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Prospectus dated August 12, 2013.

CONTACT:

Cardinal Energy Group, Inc.
Email: info@cardinalenergygroup.com
Office: 614.459.4959
Fax: 614.389.6643